EXHIBIT 10.5


                                SERVICE AGREEMENT

         THIS AGREEMENT made this 31st day of July, 1998, and effective August 1, 1998, by and between RADIO MANAGEMENT, L.L.C., a Minnesota limited liability company (hereinafter "RMLLC"), and CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation (hereinafter "CBC").

         WHEREAS, RMLLC engages in the business of providing administrative, general and legal services for companies and CBC engages primarily in television commercial production; and

         WHEREAS, CBC intends to retain RMLLC to provide administrative, general and legal services for its television commercial production operations and in connection with the wrapping up of its radio station interests according to the terms and provisions set forth herein.

         NOW, THEREFORE, based upon the mutual premises contained herein, and other good and valuable consideration, the parties hereby agree as follows:

1. SERVICES. During the term hereof, RMLLC shall perform general and administrative services for CBC, including, but not limited to, payroll services, general accounting services, general legal services and such other services as the parties may mutually agree to from time to time.

2. COMPENSATION. In consideration for the services performed by RMLLC hereunder, CBC shall pay RMLLC Seventy-five Thousand and no/100 Dollars ($75,000.00) per month payable within thirty (30) days from the end of each calendar month. The compensation paid to RMLLC hereunder shall not include any fees or expenses for accounting, legal or other services performed for CBC by third parties.

3. QUARTERLY REVIEW. The parties agree that they will review the services provided by RMLLC hereunder and the compensation set forth herein at the end of each calendar quarter during the term hereof, and at such time the services and compensation may be adjusted upon the mutual agreement of the parties.

4. EXPENSES. In addition to the compensation set forth in Section 2 above, CBC shall pay all reasonable and necessary expenses incurred by RMLLC in connection with the services performed hereunder, including, but not limited to, travel and lodging expenses and any other expenses directly attributable to the services performed by RMLLC hereunder. RMLLC shall bill CBC on a monthly basis for such expenses and CBC shall pay the same within thirty (30) days from the date CBC receives any such invoice.

5. INDEPENDENT CONTRACTOR. The parties hereby acknowledge that (i) RMLLC, while preforming services hereunder, at all times acting as an independent contractor and not as an employee of CBC; (ii) the employees of RMLLC shall at no time be considered employees of CBC in connection with the services performed hereunder; and (iii) RMLLC shall be solely responsible for all federal, state and local income taxes, employment taxes, self-employment taxes, workers' compensation insurance premiums and any and all other similar taxes or payments RMLLC is required to make as a result of the services RMLLC performs hereunder. CBC shall approve the engagement of any officer of RMLLC who shall pursuant to such engagement also serve as an officer of CBC, and CBC shall affirm and agree to the terms of such engagement.

6. LIMITATIONS ON LIABILITY. CBC hereby agrees that in no event shall RMLLC be liable to CBC for any indirect, special or consequential damages or lost profits arising out of or in any way related to this Agreement or the performance of services hereunder or any breach thereof and that RMLLC's liability to CBC hereunder, if any, shall in no event exceed the total compensation paid to RMLLC hereunder.

7. TERM. This Agreement shall remain in effect for a period of one (1) year from the date hereof; provided, however, the term of this Agreement shall automatically renew for successive one (1) year periods unless

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         terminated by either party, by written notice delivered to the other party, within sixty (60) days from the end of the then current term.

8. TERMINATION. Notwithstanding Section 7 above, this Agreement shall terminate upon the occurrence of any of the following events:

         a. by RMLLC if CBC is more than sixty (60) days delinquent in its payment of compensation or expenses pursuant to the Sections 2 or 3 above;

         b. by either party if the other party is in default under any provision hereunder and such default is not cured within sixty
                  (60) days after notice thereof is given to the defaulting party;

         c. by either party if the other party becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy law; or

         d.       upon the mutual agreement of both parties.

         A termination of this Agreement pursuant to this Section 8 or Section 7 above shall not relieve CBC of its obligation to pay RMLLC compensation or expenses for any services rendered or expenses incurred prior to the date of termination.

9. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       RADIO MANAGEMENT, L.L.C.


                                       BY:   /S/ JAMES G. GILBERTSON
                                             -----------------------------------

                                       ITS:  CHIEF OPERATING OFFICER
                                             -----------------------------------



                                       CHILDREN'S BROADCASTING CORPORATION


                                       BY:   /S/ PATRICK D. GRINDE
                                             -----------------------------------

                                       ITS:  CHIEF FINANCIAL OFFICER
                                             -----------------------------------